                                EXHIBIT E.(XVII)
                             AMENDMENT NUMBER 14 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD LARGECAP GROWTH FUND is hereby included as a new Fund, to which all provisions in the Agreement shall apply.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 17th day of November, 2006.

                                        HARTFORD INVESTMENT FINANCIAL SERVICES,
                                        LLC


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                        Name: John C. Walters
                                        Title: Executive Vice President


                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ Robert M. Arena
                                            ------------------------------------
                                        Name: Robert M. Arena
                                        Title: Vice President